Exhibit p(ii)

                    MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                    MFS FUNDS
                             STATEMENT OF POLICY ON
                        PERSONAL SECURITIES TRANSACTIONS
                                (CODE OF ETHICS)

                      AS ADOPTED BY THE MFS AUDIT COMMITTEE
              AND THE BOARDS OF TRUSTEES/MANAGERS OF THE MFS FUNDS
                        EFFECTIVE AS OF SEPTEMBER 1, 2000

         As an investment advisory organization with substantial responsibilities to clients, Massachusetts Financial Services Company ("MFS") has an obligation to implement and maintain a meaningful policy governing the securities transactions of its Directors, officers and employees ("MFS representatives").1 In addition, each of the investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to which MFS, or a subsidiary of MFS, acts as investment adviser (collectively, the "MFS Funds") is required to adopt such a policy governing the securities transactions of its Trustees and officers ("Fund representatives"). Accordingly, this policy has been adopted by the MFS Audit Committee and by each of the MFS Funds. This policy is intended to minimize conflicts of interest, and even the appearance of conflicts of interest, between members of the MFS organization and its clients in the securities markets as well as to effect compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended. This policy inevitably will restrict MFS representatives and Fund representatives in their securities transactions, but this is the necessary consequence of undertaking to furnish investment advice to clients or serving as a Fund representative. In addition to complying with the specific rules, all MFS representatives and Fund representatives must be sensitive to the need to recognize any conflict, or the appearance of conflict, of interest whether or not covered by the rules. When such situations occur, the interests of the MFS Funds and MFS' other clients must supersede the interest of MFS representatives and Fund representatives.

         1. GENERAL FIDUCIARY PRINCIPLES. All personal investment activities conducted by MFS representatives and Fund representatives are subject to compliance with the following principles: (i) the duty at all times to place the interests of MFS' clients first; (ii) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (iii) the fundamental standard that MFS representatives and Fund representatives should not take inappropriate advantage of their positions.

         2.     APPLICABILITY OF RESTRICTIONS AND PROCEDURES.

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        1 Employees of MFS Institutional Advisors, Inc., MFS Fund Distributors,
Inc., MFS Retirement Services, Inc., MFS International Ltd., MFS International (U.K.) Ltd., MFS Service Center, Inc., Vertex Investment Management Inc. and MFS Heritage Trust Company also are covered by this Code of Ethics.

         CATEGORIES OF PERSONNEL. In recognition of the different circumstances surrounding each MFS representative's and Fund representative's employment or position, various categories of representatives are subject to different restrictions under this Code of Ethics. For purposes of applying this Code of Ethics, MFS representatives and Fund representatives are divided into the general categories of Portfolio Managers, Investment Personnel, Access Persons2 and Non-Access Persons, as each such term is defined in Appendix A to this Code of Ethics, as amended from time to time by the MFS Audit Committee and the MFS Funds. Any Fund representative who is also an MFS representative shall be subject to all requirements applicable to MFS representatives.

         NOTE: ANY NON-ACCESS PERSON WHO RECEIVES ANY INFORMATION ABOUT ANY PARTICULAR INVESTMENT RECOMMENDATION OR EXECUTED OR PROPOSED TRANSACTION FOR ANY MFS CLIENT IS REQUIRED TO COMPLY WITH ALL PRECLEARANCE AND OTHER REQUIREMENTS OF THIS CODE OF ETHICS APPLICABLE TO ACCESS PERSONS.

         BENEFICIAL OWNERSHIP. The requirements of this Code of Ethics apply to any account in which an MFS representative or Fund representative has (i) "direct or indirect beneficial ownership" or (ii) any "direct or indirect influence or control." Under applicable SEC interpretations, such "beneficial ownership" INCLUDES ACCOUNTS OF A SPOUSE, MINOR CHILDREN AND DEPENDENT RELATIVES RESIDENT IN THE MFS REPRESENTATIVE'S OR FUND REPRESENTATIVE'S HOUSE, as well as any other contract, relationship, understanding or other arrangement which results in an opportunity for the MFS representative or Fund representative to profit or share profits from a transaction in securities.3

         SECURITIES. As used in this Code of Ethics, the term "securities" includes not only publicly traded equity securities, but also privately issued equity securities, limited partnership interests, shares of closed-end funds, fixed income securities (including municipal bonds and many types of U.S. Government securities), futures, options, warrants, rights, swaps, commodities and other similar instruments. Moreover, the restrictions of this Code of Ethics apply to transactions by Access Persons involving securities and other instruments related to, but not necessarily the same as, securities held or to be acquired on behalf of an MFS client. (See Section 7 for certain exceptions)

         3.     RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS.

         ALL ACCESS PERSONS. No Access Person shall trade in any security which is subject to a pending "buy" or "sell" order, or is being considered for purchase or sale,4 for a client of MFS

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         2 Note that all Portfolio  Managers also are  Investment  Personnel and
Access Persons, and that all Investment Personnel also are Access Persons.

         3 NOTE: The exception for accounts with respect to which an MFS representative or Fund representative lacks "direct or indirect influence or control" is extremely narrow, and should only be relied upon in cases which have been pre-approved in writing by Stephen E. Cavan or Robert T. Burns of the Legal Department. Certain "blind trust" arrangements approved by the Legal Department may be excluded from the preclearance (but not the quarterly reporting) requirements of this Code of Ethics. Requests for pre-approval of "blind trusts" should be reviewed first with the Compliance Department.

         4 A security is deemed to have been "considered for purchase or sale" when a recommendation to purchase or sell such security has been made and communicated to a portfolio manager and, with respect to until the second business day after such order is executed or withdrawn or such a transaction is no longer being considered. In addition, no Access Person shall trade in any security until the third business day after a research note with respect to such security has been issued or revised.

         INVESTMENT PERSONNEL. No Investment Personnel shall trade in any security after an MFS client trades in such security or such security has been considered for purchase or sale on behalf of an MFS client until: (i) the second business day following such trade or consideration (in the case of a proposed trade by an Investment Personnel in the same direction as the MFS client); or
(ii) the eighth calendar day thereafter (in the case of a proposed trade by an Investment Personnel in the opposite direction from the MFS client's trade).

         PORTFOLIO MANAGERS. No Portfolio Manager shall trade in any security within at least seven calendar days before or after an MFS client whose account he or she manages trades in such security or such security has been considered for purchase or sale on behalf of such an MFS client. Portfolio Managers shall not be permitted to sell for their own account securities that are held in an MFS client account that he or she manages. Any Portfolio Manager who feels inequitably burdened by this restriction may present a written request for an exemption from the MFS Equity Management Committee.5 The Committee may, in its sole discretion, grant appropriate exceptions where warranted by special facts and circumstances (E.G. selling securities to settle an estate or to acquire a residence).

         DISGORGEMENT OF PROFITS; CONFIDENTIALITY. Any profits realized on trades within these proscribed periods must be disgorged to the affected MFS client or, in the event that the amount to be disgorged is relatively minor or difficult to allocate, to charity. In addition, no MFS representative shall provide any information about such transaction or recommendation to any person other than in connection with the proper execution of such purchase or sale for an MFS client's account.

         SHORT SALES. No Access Person shall effect a short sale in any security held in a portfolio managed by MFS.

         OPTIONS AND FUTURES TRANSACTIONS. Access Persons may purchase (to open) and sell (to close) call and put options and futures contracts on securities, subject to the preclearance and other requirements of this Code of Ethics; however, an Access Person may neither buy a put option nor write (sell to open) options and futures contracts, in each case on any security held in a portfolio managed by MFS. In the case of purchased put and call options, the preclearance of the exercise of such options as well as their purchase and sale, is required. Preclearance of the exercise of purchased put and call options shall be requested on the day before the proposed exercise or, if notice to the writer of such options is required before the proposed exercise date, the date before notice is proposed to be given, setting forth the proposed exercise date as well as the

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the person  making the  recommendation,  when such  person  seriously  considers making such a recommendation.

         5 Any request for an exemption should be reviewed first with the Compliance or Legal Department.

         proposed notice date.6 Purchases and sales of options or futures contracts to "close out" existing options or futures contracts must be precleared.7

         INITIAL PUBLIC OFFERINGS. The purchase by Access Persons of securities (other than securities of registered open-end investment companies) offered at fixed public offering price by underwriters or a selling group is prohibited.8 Rights (including rights purchased to acquire an additional full share) issued in respect of securities any Access Persons owns may be exercised, subject to preclearance; the decision whether or not to grant preclearance shall take into account, among other factors, whether the investment opportunity should be reserved for an MFS client and whether the investment opportunity is being or was offered to the individual by virtue of his or her position with MFS.

         PRIVATE PLACEMENTS. Any acquisition by Access Persons of securities issued in a private placement is subject to prior approval with the Compliance Department in consultation with the Legal Department and other appropriate parties. The decision whether or not to grant approval shall take into account, among other factors, whether the investment opportunity should be reserved for an MFS client and whether the investment opportunity is being offered to the individual by virtue of his or her position with MFS. Investment Personnel who have been approved to acquire securities in a private placement are required to disclose that investment when they play a part in any subsequent consideration of an investment in the issuer for an MFS client. In such circumstances, the decision to purchase securities of the issuer for the MFS client shall be subject to an independent review by Investment Personnel with no personal interest in the issuer.

         NOTE: Acquisitions of securities in private placements by country clubs, yacht clubs, restaurants and other similar entities need not be pre-approved, but are subject to the reporting, disclosure and independent review requirements.

         PROHIBITION ON SHORT-TERM TRADING PROFITS. All Investment Personnel are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on such short-term trades must be disgorged to the affected MFS client (if any) or, in the event that the amount to be disgorged is relatively minor or difficult to allocate, to charity. This restriction on short-

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         6 Access Persons should note that this  requirement may result in their not being allowed to exercise an option purchased by them on the exercise date they desire, and in the case of a "European" option on the only date on which exercise is permitted by the terms of the option.

         7 Access Persons should note that as a result of this requirement, they may not be able to obtain preclearance consent to close out an option or futures contract before the settlement date. If such an option or futures contract is automatically closed out, the gain, if any, on such transaction will be disgorged in the manner described above.

         8 The reason for this rule is that it precludes any possibility that Access Persons might use MFS' clients' market stature as a means of obtaining for themselves "hot" issues which otherwise might not be offered to them. In addition, this rule eliminates the possibility that underwriters and selling group members might seek by this means to gain favor with individuals in order to obtain preferences from MFS.

         term trading profits shall not apply to transactions exempt from preclearance requirements, as described in Section 7 below.

         It is expected that all MFS representatives will follow these restrictions in good faith and conduct their personal trading in keeping with the intended purpose of this Code of Ethics. Any individual should feel free to take up with the MFS Audit Committee any case in which he or she feels inequitably burdened by these policies.9 The MFS Audit Committee may, in its sole discretion, grant appropriate exceptions from the requirements of this Code of Ethics where warranted by applicable facts and circumstances.

         4. PRECLEARANCE REQUIREMENTS. In order to facilitate compliance with this Code of Ethics, preclearance requests must be made and approved before any transaction may be made by an Access Person or for any other account beneficially owned by an Access Person. A preclearance request in the form set forth in MFS' automated Code of Ethics system, as amended from time to time, should be completed and submitted electronically for any order for an Access Person's own account or one described in Section 2 above, or, in the case of an Access Person who wishes to preclear while outside of the Boston area, should either: (i) be completed in the form attached hereto, as amended from time to time, signed and submitted by facsimile machine, to the Compliance Department; or (ii) be submitted by telephone call to the Compliance Department. Any preclearance request received before 3:00 p.m. on a business day will be responded to as soon as available on the following business day. Preclearance requests will be reviewed by Equity and Fixed Income Department personnel who will be kept apprised of recommendations and orders to purchase and sell securities on behalf of MFS clients, the completion or cancellation of such orders and the securities currently held in portfolios managed by MFS. Their advice will be forwarded to the Compliance Department.

         MAXIMUM NUMBER OF PRECLEARANCE REQUESTS. The preclearance process imposes significant burdens on the investment and administrative departments within MFS. Accordingly, no Access Person may submit more than twenty (20) preclearance requests in any calendar quarter. In special circumstances the MFS Audit Committee may, in its sole discretion, grant temporary exceptions from this restriction where warranted by applicable facts and circumstances.10

         An Access Person who obtains electronic or written notice from the Compliance Department indicating consent to an order which the Access Person proposes to enter for his or her own account or one described in Section 2 above may execute that order ONLY ON THE DAY WHEN SUCH NOTICE IS RECEIVED unless otherwise stated on the notice. Such notices will always be electronic or in writing; however, in the case of an Access Person who wishes to preclear a transaction while outside the Boston area, the Compliance Department will also provide oral confirmation of the content of the written notice.

         Preclearance requests may be denied for any number of appropriate reasons, most of which are confidential. For example, a preclearance request for a security that is being considered for purchase or sale on behalf of an MFS client may be denied for an extended period. Accordingly, an Access Person is NOT entitled to receive any explanation or reason if his

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         9 Any  request  for an  exemption  should be  reviewed  first  with the
Compliance or Legal Department.

         10 Any request for an exception should be reviewed first with the Compliance or Legal Department.

or  her  preclearance   request  is  denied,  and  repetitive  requests  for  an
explanation by an Access Person will be deemed a violation of this Code of Ethics.

         SECURITIES SUBJECT TO AUTOMATIC PURCHASES AND SALES FOR MFS CLIENTS. Certain MFS funds and institutional accounts are managed such that the securities held in such portfolios are regularly purchased or sold on an equal proportionate basis so as to preserve specified percentage weightings of such securities across such portfolios. Requests to preclear purchases of securities held in such portfolios will be denied. Requests to sell such securities may be granted, subject to the standard preclearance requirements.

         GIFTS AND TRANSFERS. A gift or transfer shall be excluded from the preclearance requirements provided that the recipient represents in writing that he, she, they or it has no present intention of selling the donated security.

         MFS CLOSED-END FUNDS. All transactions effected by ANY MFS representative in shares of any closed-end fund for which MFS or one of its affiliates acts as investment adviser shall be subject to preclearance and reporting in accordance with this Code of Ethics. Non-Access Persons are exempt from the preclearance and reporting requirements set forth in this Code of Ethics with respect to transactions in any other type of securities, so long as they have not received any information about any particular investment recommendation or executed or proposed transaction for any MFS client with respect to such security.

         5. DUPLICATE CONFIRMATION STATEMENT REQUIREMENT. In order to implement and enforce the above policies, every Access Person shall arrange for his or her broker to send MFS duplicate copies of all confirmation statements issued with respect to the Access Person's transactions and all periodic statements for such Access Person's securities accounts (or other accounts beneficially owned by such Access Person). The Compliance Department will coordinate with brokerage firms in order to assist Access Persons in complying with this requirement.

         6. REPORTING REQUIREMENT. Each Access Person shall report on or before the tenth day of each calendar quarter any securities transactions during the prior quarter in accounts covered by Section 2 above. EMPLOYEES WHO FAIL TO COMPLETE AND FILE SUCH QUARTERLY REPORTS ON A TIMELY BASIS WILL BE REPORTED TO THE MFS AUDIT COMMITTEE AND WILL BE SUBJECT TO SANCTIONS. Reports shall be reviewed by the Compliance Department.

         Any reports filed by a "Disinterested Trustee" (as such term is defined in Section 12 below) shall be reviewed by the Secretary of the Fund. If the Secretary of the Fund determines that a violation of this Code of Ethics may have occurred, he shall submit the pertinent information to counsel for the Disinterested Trustees. Such counsel shall determine whether a material violation of this Code of Ethics may have occurred, after considering all available exemptions and providing the Disinterested Trustee involved with an opportunity to supply additional information regarding the transaction in question. If such counsel determines that a material violation of this Code of Ethics has occurred, they shall so advise the Chairman or President of the Fund and an AD HOC committee consisting of the Disinterested Trustees of the Fund, other than the involved Disinterested Trustee, and shall provide the committee with a report of the matter, including any additional information supplied by the involved Disinterested Trustee. The committee may impose such sanction as it deems appropriate.

         In filing the reports for accounts within these rules, please note:

         (i) Each Access Person must file a report for every calendar quarter even if he or she had no reportable transactions in that quarter; all such reports shall be completed and submitted in the form set forth in MFS' automated Code of Ethics system.

         (ii) Reports must show any sales, purchases or other acquisitions or dispositions, including gifts, exercises of conversion rights and exercises or sales of subscription rights. See Section 7 below for certain exceptions to this requirement.

         (iii) Reports will be treated confidentially unless a review of particular reports with the representative is required by the MFS Audit Committee or for legal or compliance purposes.

         (iv)   Reports are  made   available   for  review  by  the  Boards  of
                Trustees/Managers of the MFS Funds upon their request.

         NOTE: Any Access Person who maintains all of his or her personal securities accounts with one or more broker-dealer firms that send confirmation and periodic account statements in an electronic format approved by the Compliance Department, and who arranges for such firms to send such statements (no less frequently than quarterly) required by
         Section 5 above, shall not be required to prepare and file the quarterly reports required by this Section 6. However, each such Access Person shall be required to verify the accuracy and completeness of all such statements on at least an annual basis.

         7.    CERTAIN EXCEPTIONS.

         MUTUAL FUNDS. Transactions in shares of any open-end investment companies, including funds for which the MFS organization is investment adviser, need not be precleared or reported.

         CLOSED-END FUNDS. Automatic reinvestments of distributions of closed-end funds advised by MFS pursuant to dividend reinvestment plans of such funds need only be reported. All other closed-end fund transactions must be precleared and reported.

         MFS AND SUN LIFE COMMON STOCK. Transactions in shares of stock of MFS need not be precleared or reported. Note, however, that transactions in shares of stock of Sun Life Financial Services of Canada Inc. are subject to preclearance with the Compliance Department.

         LARGE CAPITALIZATION STOCKS. Transactions in securities issued by companies with market capitalizations of at least $5 billion generally will be eligible for automatic preclearance (subject to certain exceptions), but must be reported and are subject to post-trade monitoring. The Compliance Department will maintain a list of issuers that meet this market capitalization requirement. A preclearance request for a large capitalization company will be denied whenever deemed appropriate.

         U.S. GOVERNMENT SECURITIES. Transactions in U.S. Treasury securities and other U.S. Government obligations (including options and futures contracts and other derivatives with respect to such securities and obligations) need not be precleared or reported.

         DIVIDEND REINVESTMENT PLANS. Automatic reinvestments of dividends in shares of common stock of public companies often are eligible for an exemption from preclearance. Any requests for exemptions should be directed to the Compliance Department.

         OTHER EXCEPTIONS. Transactions in money market instruments and in options on broad-based indices need not be precleared, although such transactions must be reported. The types of instruments and indices that are eligible for this exception are constantly developing; the Compliance Department maintains the definitive list of eligible instruments and indices. In addition, the following types of transactions need not be precleared or reported: (i) stock dividends and stock splits; (ii) foreign currency transactions; and (iii) transactions in real estate limited partnership interests. For other exceptions from preclearance or reporting, an MFS representative may contact the Compliance Department.

         8. DISCLOSURE OF PERSONAL SECURITIES HOLDINGS. All Access Persons are required to disclose all personal securities holdings within 10 days after becoming an Access Person (I.E. upon commencement of employment with MFS or transfer within MFS to an Access Person position) and thereafter on an annual basis. Reports shall be reviewed by the Compliance Department.

         9. GIFTS, ENTERTAINMENT AND FAVORS. MFS representatives must not make business decisions that are influenced or appear to be influenced by giving or accepting gifts, entertainment or favors. Investment Personnel are prohibited from receiving any gift or other thing of more than DE MINIMIS value from any person or entity that does business with or on behalf of MFS or its clients. Invitations to an occasional meal, sporting event or other similar activity will not be deemed to violate this restriction unless the occurrence of such events is so frequent or lavish as to suggest an impropriety.

         10. SERVICE AS A DIRECTOR. All MFS representatives are prohibited from serving on the boards of directors of commercial business enterprises, absent prior authorization by the Management Group based upon a determination that the board service would be consistent with the interests of MFS' clients. In the relatively small number of instances in which board service is authorized, MFS representatives serving as directors may be isolated from other MFS representatives through "Chinese Wall" or other appropriate procedures.

         11. CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS. All MFS representatives and Fund representatives (including Non-Access Persons) shall be required to certify annually that (i) they have read and understand this Code of Ethics and recognize that they are subject to its requirements applicable to them and (ii) they have complied with all requirements of this Code of Ethics applicable to them, and (in the case of Access Persons) have reported all personal securities transactions (whether pursuant to quarterly reports from the Access Person or duplicate confirmation statements and periodic reports from the Access Person's broker-dealer) required to be reported pursuant to this Code of Ethics. This certification shall apply to all accounts beneficially owned by an MFS representative or Fund representative.

         12. BOARDS OF TRUSTEES/MANAGERS OF MFS FUNDS. Any material amendment to this Code of Ethics shall be subject to the approval by each of the Boards of Trustees/Managers (including a majority of the Disinterested Trustees/Managers on each such Board) of each of the MFS Funds. In addition, on at least an annual basis, MFS shall provide each such Board with a written report that: (i) describes issues that arose during the preceding year under this Code of Ethics, including without limitation information about any material violations of this Code of Ethics and any sanctions imposed with respect to such violations; and
(ii) certifies to each such Board that MFS has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

         Notwithstanding any provision to the contrary in this Code of Ethics, any Trustee/Manager of an MFS Fund who is not an "interested person" of such Fund within the meaning of Section 2(a)(19) of the Investment Company Act (each a "Disinterested Trustee") shall not be subject to any of the requirements set forth in Sections 3, 4, 5, 8, 9, 10 or 11 of this Code of Ethics. In addition, any Disinterested Trustee shall not be subject to the reporting requirements set forth in Section 6 of this Code of Ethics, except with respect to securities transactions with respect to which such Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after the Trustee's transaction in such security, such security was purchased or sold, or considered for purchase or sale, for an MFS Fund.

         13. SANCTIONS. Any trading for an MFS representative's or Fund representative's account which does not evidence a good faith effort to comply with these rules will be subject to review by the MFS Audit Committee or, in the case of Disinterested Trustees, by an AD HOC committee in the manner described in Section 6 above. If the Audit Committee or such AD HOC committee, as applicable, determines that a violation of this Code of Ethics or its intent has occurred, it may impose such sanctions as it deems appropriate including forfeiture of any profit from a transaction and/or termination of employment. Any violations resulting in sanctions will be reported to the Boards of Trustees/Managers of the MFS Funds and will be reflected in MFS' compliance files.

                                   APPENDIX A

                              CERTAIN DEFINED TERMS


         As used in this Code of Ethics, the following shall terms shall have the meanings set forth below, subject to revision from time to time by the MFS Audit Committee and the MFS Funds:

         PORTFOLIO MANAGERS -- employees who are authorized to make investment decisions for a mutual fund or client portfolio. NOTE: research analysts are deemed to be Portfolio Managers with respect to the entire portfolio of any fund managed collectively by a committee of research analysts (E.G. MFS Research Fund) except that, for purposes of the restriction on sales of securities held in a managed client account set forth in Section 3, analysts are deemed to be Portfolio Managers only with respect to portfolio securities within the industry they cover.

         INVESTMENT PERSONNEL -- all Portfolio Managers as well as research analysts, traders, other members of the Equity Trading, Fixed Income and Equity Research Departments, and other MFS representatives who have access to confidential portfolio information.

         ACCESS PERSONS -- all Fund representatives (see Section 12 for certain exceptions), Portfolio Managers, Investment Personnel and other members of the following departments or groups: Institutional Advisors; Compliance; Internal Audit; Fund Treasury; Investment Operations; Investment Communications; and Technology Services & Solutions ("TS&S") (excluding, however, TS&S employees who are employed at Lafayette Corporate Center and certain TS&S employees who may be specifically excluded by the Compliance or Legal Departments); also included are members of the MFS Management Group, the MFS Administrative Committee and the MFS Operations Committee. In certain instances, other MFS employees, non-employee consultants and other independent contractors may be deemed Access Persons and therefore be subject to some or all of the requirements set forth in this Code of Ethics.

         NON-ACCESS PERSONS -- all employees of the following departments or groups: Corporate Communications; Corporate Finance; Facilities Management; Human Resources; Legal; MFS Service Center, Inc. (other than TS&S employees who are employed at 500 Boylston Street); Retired Partners; Travel and Conference Services; the International Division; MFS International Ltd.; MFS Fund Distributors, Inc.; and MFS Retirement Services, Inc. NOTE: ANY NON-ACCESS PERSON WHO RECEIVES ANY INFORMATION ABOUT ANY PARTICULAR INVESTMENT RECOMMENDATION OR EXECUTED OR PROPOSED TRANSACTION FOR ANY MFS CLIENT IS REQUIRED TO COMPLY WITH ALL PRECLEARANCE AND OTHER REQUIREMENTS OF THIS CODE OF ETHICS APPLICABLE TO ACCESS PERSONS. ANY NON-ACCESS PERSON WHO REGULARLY RECEIVES SUCH INFORMATION WILL BE RECLASSIFIED AS AN ACCESS PERSON. IN ADDITION, TRANSACTIONS IN SHARES OF THE MFS CLOSED-END FUNDS BY ALL MFS

         REPRESENTATIVES ARE SUBJECT TO ALL SUCH PRECLEARANCE AND REPORTING REQUIREMENTS (SEE SECTION 4 OF THIS CODE OF ETHICS).

                         PERSONAL SECURITIES TRANSACTION
                              PRECLEARANCE REQUEST

                         [ONLY FOR USE BY MFS EMPLOYEES
                             NOT LOCATED IN BOSTON]

                      DATE:_________________________, _____


All transactions must be precleared, regardless of their size, except those in certain specific categories of securities that are exempted under the MFS Code of Ethics. If necessary, continue on the reverse side. Please note that special rules apply to the preclearance of option and futures transactions. If the transaction is to be other than a straightforward sale or purchase of securities, mark it with an asterisk and explain the nature of the transaction on the reverse side. Describe the nature of each account in which the transaction is to take place, I.E., personal, spouse, children, charitable trust, etc.

                                      SALES


    CUSIP/TICKER        AMOUNT OR             BROKER                NATURE* OF
     SECURITY           NO. OF SHARES                               ACCOUNT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                    PURCHASES


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


I represent that I am not in possession of material non-public information concerning the securities listed above or their issuer. If I am an MFS access person charged with making recommendations to MFS with respect to any of the securities listed above, I represent that I have not determined or been requested to make a recommendation in that security except as permitted by the MFS Code of Ethics.
                               ---------------------------------------
                               Signature and Date

                               ---------------------------------------
                               Name of MFS Access Person
                               (please print)

EXPLANATORY NOTES: This form must be filed by 3:00 p.m. on the business day prior to the business day on which you wish to trade and covers all accounts in which you have an interest, direct or indirect. This includes any account in which you have "beneficial ownership" (unless you have no influence or control over it) and non-client accounts over which you act in an advisory or supervisory capacity. No trade can be effected until approval from the Compliance Department has been obtained.

-----------------------
* Check if you wish to claim that the reporting of the account or the securities transaction shall not be construed as an admission that you have any direct or indirect beneficial ownership in such account or securities.

                                 EXHIBIT p(iii)

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 1


                         MARSICO CAPITAL MANAGEMENT, LLC
                           THE MARSICO INVESTMENT FUND
                                 CODE OF ETHICS

A.   INTRODUCTION AND OVERVIEW.................................................1


B.   PERSONS COVERED BY THE CODE...............................................2


C.   GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS.......................4


D.1. PROHIBITION ON PURCHASES OF CERTAIN SECURITIES............................4


D.2. EXEMPTED TRANSACTIONS.....................................................5

D.3. PRE-APPROVAL AND OTHER REQUIREMENTS FOR SELLING
     RESTRICTED TRADING SECURITIES.............................................7


E.1. REPORTS ABOUT SECURITIES HOLDINGS AND TRANSACTIONS........................9


E.2. REVIEW OF REPORTS AND OTHER DOCUMENTS....................................11


F.   VIOLATIONS OF THE CODE...................................................11


G.1. MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS,
     AND LIMITED OFFERINGS....................................................12


G.2. RECORDKEEPING REQUIREMENTS...............................................13


G.3. BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS............................13


G.4. CERTIFICATION OF COMPLIANCE..............................................14


G.5. EFFECTIVE DATE...........................................................14


H.   DEFINITIONS..............................................................14


I.   FORMS....................................................................16


A.   INTRODUCTION AND OVERVIEW

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 2


     This is the Code of Ethics ("Code") of Marsico Capital Management, LLC ("MCM") and The Marsico Investment Fund (the "Funds") (together, "Marsico"). It is intended to help ensure that our professional and personal conduct preserves Marsico's reputation for high standards of ethics and integrity. It is also intended to ensure that we obey federal and state securities laws.

     We who are associated with Marsico owe fiduciary duties to our clients. One important part of our duty is to place the interests of our clients ahead of our own interests, and to avoid potential conflicts of interest. We have to avoid activities, interests, and relationships that might interfere, or appear to interfere, with our decisions for Fund shareholders and other clients. A conflict of interest can arise even if we don't intend it, and even if our clients don't take a loss.

     The Code is designed to help us avoid conflicts of interest in personal trading and related activities. It emphasizes three general principles:

1. WE MUST PLACE THE INTERESTS OF OUR CLIENTS FIRST, INCLUDING THE FUNDS, THEIR SHAREHOLDERS, AND OTHER CLIENTS. As fiduciaries, we must scrupulously avoid putting our own personal interests ahead of the interests of Marsico clients.

2. WE MUST CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS CONSISTENTLY WITH THE CODE, AND AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST AND ANY ABUSE OF OUR POSITION OF TRUST.

3. WE MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF OUR POSITIONS. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with Marsico could call into question our independent judgment.

     The Code's rules apply to everyone identified in Section B below. It is your responsibility to become familiar with the Code and to comply with it. COMPLIANCE WITH THE CODE IS A CONDITION TO EMPLOYMENT WITH MARSICO. Violations of the Code will be taken seriously and could result in sanctions against the violator, including termination of employment.

     The Code addresses a variety of issues, but cannot anticipate every situation. You are expected to follow both the letter and the spirit of the Code. Even if no specific Code provision applies, please avoid all conflicts of interest and abide by the general principles of the Code.

     Marsico may impose more stringent requirements or grant exemptions when necessary. Exemptions must be documented by the Compliance Department, and will be granted only when no harm to MCM's clients or the Funds is expected to result. Because regulations and industry standards can change, Marsico reserves the right to change any part of the Code. IF YOU HAVE ANY QUESTIONS ABOUT THE CODE, PLEASE CONTACT THE COMPLIANCE DEPARTMENT OR THE GENERAL COUNSEL.

     Capitalized terms in the Code are defined in Section H below.

B.   PERSONS COVERED BY THE CODE

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 3


     The Code applies to all Covered Persons. Covered Persons include all Access Persons and all Employees (whether or not they are Access Persons).

     Some provisions of the Code apply indirectly to other persons, such as relatives, significant others, or advisers, if they own or manage securities or accounts in which a Covered Person has a Beneficial Ownership interest. For example, if you are a Covered Person, the Code's investment restrictions and reporting requirements apply both to you, and to securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. An exemption may apply to a Special Account that you don't directly or indirectly influence or control, as discussed in Sections D.2.e.(4) and E.1.

OUTSIDE TRUSTEES

     Special rules apply to Covered Persons who are Outside Trustees. An Outside Trustee is not subject to the investment restrictions or reporting requirements in Sections D.1, D.2, D.3, or E.1 UNLESS THAT OUTSIDE TRUSTEE KNEW OR SHOULD HAVE KNOWN, IN THE ORDINARY COURSE OF FULFILLING HIS OR HER OFFICIAL DUTIES AS A FUND TRUSTEE, THAT DURING THE 15-DAY PERIOD IMMEDIATELY BEFORE OR AFTER THE OUTSIDE TRUSTEE'S TRANSACTION IN A COVERED SECURITY, MARSICO PURCHASED OR SOLD THAT SECURITY, OR CONSIDERED THE PURCHASE OR SALE OF THAT SECURITY.

COVERED PERSONS NOT EMPLOYED BY MARSICO

     Some Covered Persons may be employed by employers other than Marsico. This may include, for example, any officer of the Funds' principal underwriter, Sunstone Distribution Services, LLC ("Sunstone"), or any employee of a person in a control relationship with MCM or the Funds, such as Bank of America
Corporation or an affiliate, if the officer or employee obtains information regarding the purchase or sale of Covered Securities by a Fund. Covered Persons who are not employed by Marsico may satisfy their obligations to comply with this Code by complying fully with their employer's code of ethics, subject to certain conditions listed below.1

     First, the Board of Trustees of the Funds, including a majority of the Outside Trustees, must have determined that the other employer's code of ethics contains procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1(b) under the Investment Company Act. The Board of Trustees also must have received a written certification by the other employer that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics. Second, the Board of Trustees of the Funds, including a majority of the Outside Trustees, must approve any material change to the other employer's code of ethics no later than six months after adoption of the material change. Third,

--------
1 The listed conditions do not apply to Sunstone's code because Sunstone is not an affiliated person of the Funds or MCM, and because no officer, director, or general partner of Sunstone serves as an officer, director, or general partner of the Funds or MCM.

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 4


at least annually, the Board of Trustees must consider a written report that describes any issues arising under the other employer's code of ethics, and that certifies that the other employer has adopted procedures reasonably necessary to prevent Access Persons from violating the code.


C.   GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS

     As explained in Section D.1, the Code prohibits all of us Covered Persons from PURCHASING Restricted Trading Securities, but permits us otherwise to HOLD, ACQUIRE, OR SELL these and other types of securities in certain circumstances. SEC rules impose general conduct guidelines that apply to our personal investments that are permitted by the Code:

1. YOU MAY NOT ACQUIRE AN INTEREST IN A LIMITED OFFERING OR IN AN INITIAL PUBLIC OFFERING WITHOUT THE PRIOR WRITTEN APPROVAL OF MCM.

2. YOU MAY NOT, IN CONNECTION WITH YOUR ACQUISITION OR SALE OF ANY SECURITY HELD OR TO BE ACQUIRED BY A FUND:

     (a)  Employ any device, scheme, or artifice to defraud the Fund;

     (b) Make to the Fund any untrue statement of a material fact, or omit to state to the Fund a material fact necessary in order to make the statements made not misleading, in light of the circumstances under which the statements are made;

     (c) Engage in any act, practice, or course of business that would operate as a fraud or deceit upon any Fund; or

     (d)  Engage in any manipulative practice with respect to the Fund.

     Practices that may violate these guidelines include intentionally causing a Fund to act or fail to act in order to achieve a personal benefit rather than to benefit the Fund. Examples would include your causing a Fund to buy a Covered Security to support or drive up your investment in the security, or causing the Fund not to sell a Covered Security to protect your investment.

     Another practice that may violate these provisions would be your exploitation of your knowledge of Fund transactions to profit from their market effects. Further, because you have a duty to tell investment personnel about Covered Securities that are suitable for client investment, another violation may be your failure to recommend a suitable Covered Security or to purchase the Covered Security for a client to avoid a potential conflict with your personal transactions.


D.1.     PROHIBITION ON PURCHASES OF CERTAIN SECURITIES

     Personal investing by Covered Persons can create potential conflicts of interest and the appearance of impropriety. Unrestricted personal investing also could distract us from our

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 5


service to clients by diverting resources or opportunities from client account management. Thus, Marsico has decided to PROHIBIT all of us Covered Persons from PURCHASING any securities unless the purchase is an Exempted Transaction listed in Section D.2.2

     The practical effect of combining this prohibition with Exempted Transactions is to restrict your PURCHASE of certain securities we call Restricted Trading Securities (if the purchase is made for any account in which you have a Beneficial Ownership interest, or made by you for any other account). The Restricted Trading Securities that you generally MAY NOT PURCHASE include, without limitation, shares of common stock or preferred stock in a particular public operating company, shares of closed-end investment companies, corporate bonds, and options or other derivatives based on any of these securities.

     You may HOLD a Restricted Trading Security that was purchased before your association with Marsico. You also may otherwise ACQUIRE AND HOLD a Restricted Trading Security through certain Exempted Transactions listed in Section D.2. In addition, you may SELL a Restricted Trading Security if you comply with the sale pre-approval requirements in Section D.3.


D.2.     EXEMPTED TRANSACTIONS

     As a Covered Person, you may participate in the Exempted Transactions listed below. Exempted Transactions generally are exempted from the prohibition on purchases in Section D.1. and the sale pre-approval requirements in Section D.3., except as noted below. Exempted Transactions must still comply with other Code requirements, including the general conduct guidelines in Section C, and reporting requirements in Section E.1. IF YOU HAVE ANY DOUBT ABOUT HOW THE CODE APPLIES TO A PARTICULAR TRANSACTION, PLEASE CONTACT THE COMPLIANCE DEPARTMENT OR THE GENERAL COUNSEL.

a. PURCHASE OR SALE OF SECURITIES THAT ARE NOT COVERED SECURITIES (subject only to Section E.1. reporting requirements for ACCOUNTS that contain the securities)

     (1) You may buy or sell without restrictions ANY SECURITY THAT IS NOT A COVERED SECURITY, including shares of registered OPEN-END MUTUAL FUNDS, MONEY MARKET FUNDS, TREASURY SECURITIES, BANK CERTIFICATES OF DEPOSIT, and high quality short-term debt instruments such as bankers' acceptances and commercial paper. Please note that NO exemption covers shares of CLOSED-END funds, which are Restricted Trading Securities.

b.  PURCHASE  OR SALE OF  COVERED  SECURITIES  THAT ARE NOT  RESTRICTED  TRADING
SECURITIES   (subject  to  conduct   guidelines   in  Section  C  and  reporting
requirements in Section E.1.)

----------

2    This  prohibition  may not apply to Covered  Persons  who are  employed  by entities other than Marsico and are subject to another code of ethics, as described in Section B.

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 6

     (1)  You  may  buy or  sell  shares  of   INDEX-RELATED   FUNDS,  including
exchange-traded open-end funds, unit investment trusts, and similar products that are linked to broadly based securities indices or sectors.

     (2)  You may buy or sell MUNICIPAL BONDS and notes.

     (3)  You may buy or sell any interest in FOREIGN CURRENCY.

     (4) You may participate in transactions in DERIVATIVES THAT ARE BASED ON SECURITIES OTHER THAN RESTRICTED TRADING SECURITIES (for example, options, futures, or other instruments that are based on Treasury bonds, municipal bonds, or foreign currency). NO exemption applies to transactions in derivatives that are based on Restricted Trading Securities (such as options based on particular common stocks or corporate bonds).

     (5) A financial adviser, trustee, or other person may buy or sell SECURITIES THAT ARE NOT RESTRICTED TRADING SECURITIES IN A MANAGED ACCOUNT for you (or for a person in whose securities you have a Beneficial Ownership interest). This permits managed accounts to buy mutual funds, Treasury securities, exchange-traded funds, municipal bonds, or foreign currency.

c. PURCHASE (BUT NOT SALE) OF RESTRICTED TRADING SECURITIES IN LIMITED CIRCUMSTANCES (subject to conduct guidelines in Section C, sale pre-approval requirements in Section D.3, and reporting requirements in Section E.1.)

     (1) You may BUY (but not sell) securities through DIVIDEND REINVESTMENT PLANS (if you do not make discretionary additional purchases), or through RIGHTS OFFERINGS granted to all shareholders on a pro rata basis (such as rights to buy tracking or spinoff stock). MCM hereby grants approval to acquire an interest in an Initial Public Offering in this manner. Please note that any SALE of Restricted Trading Securities obtained through dividend reinvestments or rights offerings must meet the sale pre-approval and other requirements in Section D.3.

     (2) You may BUY (but not sell) an interest in ANY OTHER INITIAL PUBLIC OFFERING ONLY if you obtain MCM's prior approval (see attached form of Approval of Investment in Initial Public Offering).

d.   SALE (BUT  NOT  PURCHASE)  OF  RESTRICTED  TRADING  SECURITIES  IN  LIMITED
CIRCUMSTANCES (subject to conduct guidelines in Section C, sale pre-approval requirements in Section D.3., and reporting requirements in Section E.1.)

     (1) You may SELL (but not buy) a RESTRICTED TRADING SECURITY if you follow the sale pre-approval and other requirements in Section D.1.

e. PURCHASE OR SALE OF RESTRICTED TRADING SECURITIES IN LIMITED CIRCUMSTANCES (subject to conduct guidelines in Section C and reporting requirements in Section E.1.)

    (1) You may buy or sell Restricted Trading Securities through NON-VOLITIONAL TRANSACTIONS you don't control (such as when an issuer calls a security, a derivative instrument

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 7

expires, or you receive a gift outside your control). If you acquire Restricted Trading Securities through a non-volitional transaction, but can control their sale, the sale is NOT an Exempted Transaction, and must meet the sale pre-approval and other requirements in Section D.3.

     (2) You may buy or sell Restricted Trading Securities including options under an EMPLOYMENT ARRANGEMENT, and may exercise or sell any options, if your employer or an affiliate issues the securities or options. MCM's prior approval is required if you acquire an interest in a Limited Offering (see attached form of Approval of Investment in Limited Offering).

     (3) You may BUY an interest in ANY OTHER LIMITED OFFERING, SUCH AS AN INTEREST IN A PRIVATE COMPANY OR A HEDGE FUND, ONLY if you obtain MCM's prior approval (see attached form of Approval of Investment in Limited Offering). Investments in a hedge fund (except a fund advised by MCM) will be subject to conditions similar to those for a Special Account discussed below. You may SELL an interest in a Limited Offering without restrictions (unless you get an interest in an Initial Public Offering in return, which requires MCM's prior approval).

     (4) A financial adviser, trustee, or other person may buy or sell RESTRICTED TRADING SECURITIES IN A MANAGED SPECIAL ACCOUNT for you (or for a person in whose securities you have a Beneficial Ownership interest) ONLY if you obtain MCM's prior approval (see attached form of Special Account Certification). Approval will require that:

          (a) You establish that the financial adviser, trustee, or other person who manages the Special Account has complete control over the account under a written grant of discretion or other formal arrangement, and that you have no direct or indirect influence or control over the Special Account or investment decisions made for it;

          (b) You (and any related person) do not disclose to the financial adviser, trustee, or other person who manages the Special Account any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

          (c) The financial  adviser,  trustee,  or other person who manages the
Special Account does not disclose to you any investment decision to be implemented for the Special Account until after the decision has been implemented; and

          (d) You complete the attached form of Special Account Certification (or its equivalent) and any other documents requested by MCM; you report the EXISTENCE of the Special Account in your periodic holdings and transaction reports; and you report SECURITIES HOLDINGS AND TRANSACTIONS IN the Special Account through account statements or otherwise if requested.

     Whether an exemption will be granted for a Special Account will be determined on a case-by-case basis. MCM reserves the rights to require additional conditions as necessary or appropriate depending on the circumstances, and to revoke the exemption at any time.


D.3. PRE-APPROVAL   AND  OTHER  REQUIREMENTS  FOR   SELLING  RESTRICTED  TRADING
     SECURITIES

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 8

     As a Covered Person, you may SELL a Restricted Trading Security acquired before your association with Marsico or through an Exempted Transaction, if you follow pre-approval and other procedures designed to avoid potential conflicts of interest.3 PLEASE NOTE THAT ALL SALES THAT QUALIFY AS EXEMPTED TRANSACTIONS IN SECTION D.2. ARE EXEMPTED FROM ALL SALE REQUIREMENTS.

a. PRECLEARANCE: BEFORE you sell any Restricted Trading Security, you must complete and submit a Preclearance Form (see attached form). MCM will treat the preclearance process as confidential, and will not disclose related information except as required by law or for appropriate business purposes. You may not preclear your own form. The persons authorized to sign the form are:

                  Compliance Assistant
                  Compliance Counsel
                  General Counsel
                  Vice President of Client Services

     YOU MAY NOT SELL THE RESTRICTED TRADING SECURITY IN QUESTION UNTIL YOU RECEIVE WRITTEN PRECLEARANCE. Preclearance requests will be reviewed as quickly as possible. Please remember that preclearance is not automatically granted. For example, if MCM is considering the purchase of the security for client accounts, preclearance may be denied until the client order is completed.

     Once preclearance is granted, it is valid only until the close of the next business day, and only for the security and amount indicated on the Preclearance Form. You may not increase the transaction size without completing a new Preclearance Form and obtaining written authorization. You may decrease its size without new authorization.

     FAILURE TO OBTAIN PRECLEARANCE FOR A SALE OF ANY RESTRICTED TRADING SECURITY IS A SERIOUS BREACH OF MARSICO'S RULES. A violation may expose you to sanctions including termination of employment. Failure to obtain preclearance also may require your trade to be canceled, and you may be required to bear any loss that results. MCM, in its discretion, may require any profits from an unauthorized trade to be donated to a charity designated by MCM.

b. HOLDING PERIOD: As a general principle, personal securities transactions should be for investment purposes rather than to generate short-term trading profits. As a result, you generally are prohibited from selling a Restricted Trading Security that you acquired within the previous 60 days. MCM may waive compliance with this requirement if you show that you have good cause to be excused (such as a need to sell investments to buy a home).

c. BLACKOUT PERIOD: You MAY NOT SELL a Restricted Trading Security for EITHER SEVEN DAYS BEFORE, OR SEVEN DAYS AFTER, a trade in the same security or an equivalent security for a Fund or

3    These  requirements  may not apply to Covered  Persons  who are employed by entities other than Marsico and are subject to another code of ethics, as described in Section B.

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 9


other client. The application of the blackout period BEFORE a trade for a Fund or other client could lead to procedural difficulties, and could result in inadvertent violations of the Code. Nonetheless, Marsico has determined that the blackout period is an effective way to avoid even the appearance of impropriety. Thus, you should consider the consequences of the blackout period before deciding to sell holdings that MCM holds or may consider holding for clients.

     If a previous sale falls within the blackout period, you must try to cancel the transaction. If the transaction was precleared but cannot be canceled, MCM may impose a sanction if necessary or appropriate in the circumstances. Please contact the Compliance Department or the General Counsel if you have any question about the application of the blackout period.


E.1. REPORTS ABOUT SECURITIES HOLDINGS AND TRANSACTIONS

     As a Employee, you must give MCM periodic written reports about your securities holdings, transactions, and accounts (and the securities or accounts of other persons if you have a Beneficial Ownership interest in them).4 SEC requirements mainly control these reports. The reports are intended to identify conflicts of interest that could arise when you invest in a Covered Security or hold accounts that permit these investments, and to promote compliance with the Code. Marsico is sensitive to privacy concerns, and will try not to disclose your reports to anyone unnecessarily. Report forms are attached.

     FAILURE TO FILE A TIMELY, ACCURATE, AND COMPLETE REPORT IS A SERIOUS BREACH OF SEC RULES. If you are late in filing a report, or file a report that is misleading or incomplete, you may face sanctions including identification by name to the Funds' board of directors, withholding of salary or bonuses, or termination of employment.

a. INITIAL HOLDINGS REPORT: Within ten days after you begin employment with Marsico, you must submit to Marsico a report that contains:

     (1) The name/title and symbol, and the number of equity shares of (or the principal amount of debt represented by) each COVERED SECURITY in which you had any direct or indirect Beneficial Ownership interest when you began employment with Marsico. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information.

     (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held for your direct or indirect Beneficial Ownership when you began employment with Marsico, and the account numbers and names of the persons for whom the accounts are held.

----------

4    Covered Persons  employed  by entities  other than  Marsico and  subject to another code of ethics should instead comply with its reporting requirements, as noted in Section B.

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 10

     (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it. A sample Letter to Broker or Other Institution is attached.

     (4)  The date that you submitted the report.

b. QUARTERLY TRANSACTION REPORT: Within ten days after the end of each calendar quarter, you must submit to Marsico a report that contains:

     (1) With respect to any transaction during the quarter in a COVERED SECURITY in which you had any direct or indirect Beneficial Ownership interest:

          (a) The date of the transaction, the name/title and symbol, interest rate and maturity date (if applicable), and the number of equity shares of (or the principal amount of debt represented by) each COVERED SECURITY involved;

          (b) The nature of the transaction (i.e., purchase, sale, or other type of acquisition or disposition);

          (c) The price at which the transaction in the Covered Security was effected; and

          (d) The name of the broker, dealer, bank, or other institution with or through which the transaction was effected.

You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain all of the information, or by referring to statements or confirmations known to have been received by Marsico.

     (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held during the quarter for your direct or indirect Beneficial Ownership, the account numbers and names of the persons for whom the accounts were held, and the date when each account was established.

     (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution that has established a NEW account for the direct or indirect Beneficial Ownership of the Employee DURING THE PAST QUARTER to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it.

     (4)  The date that you submitted the report.

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 11

c. ANNUAL HOLDINGS REPORT: Annually, you must submit to Marsico a report, based on information that is current as of not more than 30 days before the report date, that contains:

     (1) The name/title and symbol, and the number of equity shares of (or the principal amount of debt represented by) each COVERED SECURITY in which you had any direct or indirect Beneficial Ownership interest on the effective date. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information, or by referring to statements or confirmations known to have been received by Marsico.

     (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) with which you maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held for your direct or indirect Beneficial Ownership of the Employee on the effective date, the account numbers and names of the persons for whom the accounts are held, and the date when each account was established.

     (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it.

     (4)  The date that you submitted the report.

     EXCEPTION TO REQUIREMENT TO LIST TRANSACTIONS OR HOLDINGS: You need not list any SECURITIES HOLDINGS OR TRANSACTIONS IN any account over which you had no direct or indirect influence or control, unless requested by MCM. This may apply, for example, to a Special Account. You must still identify the EXISTENCE of the account in your list of securities accounts.

     Please ask the Compliance Department or the General Counsel if you have questions about reporting requirements.


E.2. REVIEW OF REPORTS AND OTHER DOCUMENTS

     The Compliance Department will promptly review each report submitted by Employees, and each account statement or confirmation from institutions that maintain their accounts. To ensure adequate scrutiny, a document concerning a member of the Compliance Department will be reviewed by a different member of the Compliance Department or the General Counsel.


F.   VIOLATIONS OF THE CODE

     The  Compliance  Department  will  promptly  investigate  any  violation or
potential   violation  of  the  Code,  and  recommend  to  the  General  Counsel appropriate  action to cure the

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 12

violation and prevent future violations. The Compliance Department will keep a record of investigations of violations, including actions taken as a result of a violation. If you violate the Code, you may be subject to sanctions including identification by name to the Funds' board of directors, withholding of salary or bonuses, or termination of employment. Violations of the Code also may violate federal or state laws and may be referred to authorities.


G.1. MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS, AND LIMITED OFFERINGS

     Some conduct that does not involve personal trading may still raise concerns about potential conflicts of interest, and is therefore addressed here.

a. SERVICE ON BOARDS: As a Covered Person, you may not serve on the board of directors of any for-profit company or other for-profit organization without MCM's prior written approval. Approval will be granted only if MCM believes that board service is consistent with the interests of Marsico's clients. If board service is authorized, you and MCM must follow appropriate procedures to ensure that you and Marsico do not obtain or misuse confidential information. MCM also may require you to show that any securities you receive from the for-profit company or organization are appropriate compensation.

b. GIFTS: On occasion, you may be offered gifts from clients, brokers, vendors, or other persons not affiliated with Marsico. You may not accept extraordinary or extravagant gifts. You may accept gifts of a nominal value (I.E., no more than $100 annually from one person), customary business meals and entertainment if both you and the giver are present (E.G., sporting events), and promotional items (E.G., pens or mugs). You may not solicit gifts.

     You may not give a gift that has a fair market value greater than $100 per year to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or clients of MCM. You may provide reasonable entertainment to these persons if both you and the recipient are present. Please do not give or receive gifts or entertainment that would be embarrassing to you or Marsico if made public.

c. LIMITED OFFERINGS IN PRIVATE COMPANIES: If you acquire a Limited Offering in a private company, either before association with Marsico or through an Exempted Transaction, MCM may have to follow special procedures if it later seeks to purchase securities of the same issuer for clients. Specifically, if you play a part in MCM's consideration of the investment, your interest must be disclosed to all clients for whom MCM may make the investment. MCM'S DECISION TO INVEST ALSO MUST BE INDEPENDENTLY REVIEWED BY OTHER INVESTMENT PERSONNEL WITH NO PERSONAL INTEREST IN THE ISSUER.

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 13

G.2.     RECORDKEEPING REQUIREMENTS

     Marsico or its agents will maintain the following records at their places of business in the manner stated below. These records may be made available to the Securities and Exchange Commission for reasonable periodic, special, or other examinations:

     o A copy of the Code that is in effect, and any Code that was in effect at any time within the past five years (maintained in an easily accessible place);

     o A record of any violation of the Code, and of any action taken as a result of the violation (maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs);

     o A copy of each report under Section E.1. required to be submitted by a Covered Person who is an Employee, including broker transaction confirmations or account statements (maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place);

     o A record of all Covered Persons who are or were Employees within the past five years, and who are or were required to make reports under the Code (maintained in an easily accessible place);

     o A record of all persons who are or were responsible for reviewing reports of Employees during the past five years (maintained in an easily accessible place);

     o A copy of each report to the Board of Trustees of the Funds submitted under Section B or G.3. of the Code (maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place); and

     o A copy of each written approval of an Employee's acquisition of securities in an Initial Public Offering or a Limited Offering, and each written approval of other transactions, such as a Preclearance Form (maintained for at least five years after the end of the fiscal year in which the approval was granted).

G.3.     BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS

     This Code and any material changes must be approved by the Board of Trustees of the Funds, including a majority of the Outside Trustees, within six months after the adoption of the material change. Each approval must be based on a determination that the Code contains provisions reasonably necessary to prevent Covered Persons from engaging in any conduct prohibited by Rule 17j-l(b) under the 1940 Act, including conduct identified in Section C above.

     At least annually, MCM will provide to the Board of Trustees of the Funds, and the Trustees will review, a written report that summarizes existing procedures concerning personal trading (including any changes in the Code), certifies that Marsico has adopted procedures

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 14

reasonably necessary to prevent violations of the Code, describes any issues arising under the Code, including any material violations and sanctions imposed since the last report to the Board, and identifies any recommended changes to the Code.


G.4.     CERTIFICATION OF COMPLIANCE

     The Compliance Department will notify each Employee that he or she is subject to the Code and provide a copy of the Code. You will be asked to certify that you have read, understand, and have complied with or will comply with the Code. You must complete this Certification of Compliance on commencement of employment and annually thereafter.


G.5. EFFECTIVE DATE

     The Code is effective as of November 15, 2001.


H.   DEFINITIONS

1. "Access Person" means (1) any director, officer, general partner, or Advisory Person of the Funds or of MCM, and (2) any director, officer, or general partner of a principal underwriter (such as Sunstone Distribution Services, LLC) who, in the ordinary course of business, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities.

2. "Advisory Person of the Funds or of MCM" means (1) any employee of the Funds or MCM (or of any company in a control relationship to the Funds or MCM, such as Bank of America Corporation or its affiliates) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to those purchases or sales; and (2) any natural person in a control relationship to the Funds or MCM who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by the Fund.

3. "Beneficial Ownership" has the same meaning as under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) under the Act. Under those provisions, a person generally is the beneficial owner of (or has a Beneficial Ownership interest in) any securities in which the person has or shares a direct or indirect pecuniary interest. A person's Beneficial Ownership interest ordinarily extends to securities held in the name of a spouse, minor children, relatives resident in the person's home, or unrelated persons in circumstances that suggest a sharing of financial interests, such as when the person makes a significant contribution to the financial support of the unrelated person, or shares in profits of the unrelated person's securities

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 15

transactions. Key factors in evaluating Beneficial Ownership include the person's ability to benefit from the proceeds of a security, and the extent of the person's control over the security.

4. "Covered Person" means any person subject to the Code, including any Access Person or Employee.

5. "Covered Security" means ANY security, as defined in Section 2(a)(36) of the Investment Company Act, EXCEPT (1) direct obligations of the U.S. government; (2) bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements; or (3) shares issued by open-end registered investment companies (also known as mutual funds).

6.   "Employee" means any Marsico Employee or temporary employee of Marsico.

7.   "Exempted  Transaction" means a securities transaction listed in Section
D.2. The purchase or sale of a security through an Exempted Transaction generally IS exempted from the prohibition on purchases in Section D.1., and the sale pre-approval requirements in Section D.3., UNLESS otherwise noted in
Section VI. An Exempted Transaction generally IS NOT exempted from the general conduct guidelines in Section C, or the reporting requirements in Section E.1.

8. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

9. "Limited Offering" means any offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of the Act or pursuant to Rule 504, 505, or 506 under the Act. A Limited Offering generally includes any interest in a private company, hedge fund, or other unregistered operating company or investment company, and certain interests in stock options or other deferred compensation.

10. "Marsico Employee" means any officer, principal, or employee of MCM, and any officer, trustee, or employee of the Funds.

11. "Outside Trustee" means each member of the Board of Trustees of the Funds who is not an interested person of the Funds.

12. "Restricted Trading Security" means any security that a Covered Person generally may not PURCHASE because of the prohibition on purchases in Section
D.1. Restricted Trading Securities include, without limitation, shares of common stock or preferred stock in a particular public operating company, shares of closed-end investment companies, corporate bonds, and options or other derivatives based on any of these securities. A Covered Person may OTHERWISE HOLD, ACQUIRE, OR SELL a Restricted Trading Security, as explained in Section D.1.

13. "Security Held or to be Acquired by a Fund" means (1) any Covered Security that within the most recent 15 days (a) is or has been held by one of the Funds; or (b) is being or has been

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 16

considered by a Fund or MCM for purchase by the Fund; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, such a Covered Security.

14. "Special Account" means a managed account in which a financial adviser, trustee, or other person buys or sells Restricted Trading Securities for a Covered Person (or for a person in whose securities a Covered Person has a Beneficial Ownership interest), provided that the account meets the requirements described in Section D.2.e.(4).


I.   FORMS

     Attached to the Code are the following forms:

     o    Initial Personal Holdings Report;
     o    Quarterly Personal Transaction Report;
     o    Annual Personal Holdings Report;
     o    Sample Letter to Broker or Other Institution;
     o    Initial/Annual  Certification of Compliance with Code of Ethics;
     o    Approval of Investment  in Limited  Offering;
     o    Approval of  Investment  in Initial  Public Offering;
     o    Special Account Certification;
     o    Preclearance Form.

                                 Exhibit p(iv)

                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
SUMMARY Wellington Management Company, llp and its affiliates have a fiduciary duty to investment company and investment counseling clients which requires each employee to act solely for the benefit of clients. Also, each employee has a duty to act in the best interest of the firm. In addition to the various laws and regulations covering the firm's activities, it is clearly in the
                                    firm's  best  interest  as  a   professional
                                    investment  advisory  organization  to avoid
                                    potential  conflicts of interest or even the
                                    appearance of such conflicts with respect to
                                    the   conduct  of  the   firm's   employees.
                                    Wellington Management's personal trading and
                                    conduct  must   recognize  that  the  firm's
                                    clients  always  come  first,  that the firm
                                    must avoid any actual or potential  abuse of
                                    our  positions of trust and  responsibility,
                                    and   that   the  firm   must   never   take
                                    inappropriate  advantage  of its  positions.
                                    While it is not possible to  anticipate  all
                                    instances   of   potential   conflict,   the
                                    standard is clear.

                                    In  light  of the  firm's  professional  and
                                    legal  responsibilities,  we  believe  it is
                                    appropriate  to  restate  and   periodically
                                    distribute  the firm's Code of Ethics to all
                                    employees. It is Wellington Management's aim
                                    to  be  as   flexible  as  possible  in  its
                                    internal  procedures,  while  simultaneously
                                    protecting the  organization and its clients
                                    from the  damage  that  could  arise  from a
                                    situation   involving  a  real  or  apparent
                                    conflict  of  interest.   While  it  is  not
                                    possible   to   specifically    define   and
                                    prescribe rules regarding all possible cases
                                    in which conflicts might arise, this Code of
                                    Ethics is  designed  to set forth the policy
                                    regarding    employee   conduct   in   those
                                    situations  in  which   conflicts  are  most
                                    likely to develop. If an employee has any doubt as to the propriety of any activity, he or she should consult the President or Regulatory Affairs Department.

                                    The Code reflects the requirements of United
                                    States  law,  Rule  17j-1 of the  Investment
                                    Company  Act of 1940,  as amended on October
                                    29, 1999, as well as the recommendations issued by an industry study group in 1994, which were strongly supported by the SEC. The term "Employee" includes all employees and Partners.

POLICY ON PERSONAL                  Essentially,  this  policy requires that all
SECURITIES TRANSACTIONS             personal Securities Transactions  (including
                                    acquisitions  or  dispositions   other  than
                                    through a purchase or sale) by all Employees must be cleared prior to execution. The only exceptions to this policy of prior clearance are noted below.

                                    DEFINITION OF "PERSONAL SECURITIES
                                     TRANSACTIONS"
                                    The following  transactions by Employees are
                                    considered  "personal"  under applicable SEC
                                    rules   and   therefore   subject   to  this
                                    statement of policy:

--------------------------------------------------------------------------------

                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    1
                                    Transactions for an Employee's own account, including IRA's.

                                    2
                                    Transactions  for an  account  in  which  an
                                    Employee has indirect beneficial  ownership,
                                    unless  the   Employee   has  no  direct  or
                                    indirect   influence  or  control  over  the
                                    account.     Accounts    involving    family
                                    (including husband,  wife, minor children or
                                    other dependent  relatives),  or accounts in
                                    which an Employee has a beneficial  interest
                                    (such as a trust of which the Employee is an
                                    income   or   principal   beneficiary)   are
                                    included within the meaning of "indirect beneficial interest".

                                    If an Employee has a substantial  measure of
                                    influence  or control  over an account,  but
                                    neither  the  Employee  nor  the  Employee's
                                    family has any direct or indirect beneficial
                                    interest   (e.g.,  a  trust  for  which  the
                                    Employee  is a  trustee  but not a direct or
                                    indirect beneficiary), the rules relating to
                                    personal  securities  transactions  are  not
                                    considered   to  be   directly   applicable.
                                    Therefore,  prior  clearance and  subsequent
                                    reporting  of  such   transactions  are  not
                                    required. In all transactions involving such
                                    an  account  an  Employee  should,  however,
                                    conform  to the  spirit  of these  rules and
                                    avoid any  activity  which  might  appear to
                                    conflict  with  the  investment  company  or
                                    counseling  clients  or with  respect to the
                                    Employee's    position   within   Wellington
                                    Management.  In  this  regard,  please  note
                                    "Other Conflicts of Interest", found later in this Code of Ethics, which does apply to such situations.

----------------------------------  --------------------------------------------
PRECLEARANCE                        EXCEPT  AS  SPECIFICALLY  EXEMPTED  IN  THIS
REQUIRED                            SECTION, ALL EMPLOYEES MUST  CLEAR  PERSONAL
                                    SECURITIES TRANSACTIONS PRIOR  TO EXECUTION.
                                    This  includes  bonds,   stocks   (including
                                    closed end funds), convertibles, preferreds,
                                    options  on  securities,  warrants,  rights,
                                    etc.,  for domestic and foreign  securities,
                                    whether publicly traded or privately placed.
                                    The only exceptions to this  requirement are
                                    automatic  dividend  reinvestment  and stock
                                    purchase  plan   acquisitions,   broad-based
                                    stock  index  and US  government  securities
                                    futures   and   options  on  such   futures,
                                    transactions  in open-end  mutual funds,  US
                                    Government securities, commercial paper, or non-volitional transactions. Non-volitional transactions include gifts to an Employee over which the Employee has no control of the timing or transactions which result from corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.).
                                    Please note, however, that most of these transactions must be reported even though they do not have to be precleared. See the following section on reporting obligations.

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                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    Clearance for transactions  must be obtained
                                    by contacting  the Director of Global Equity
                                    Trading or those personnel designated by him
                                    for this purpose. Requests for clearance and
                                    approval    for    transactions    may    be
                                    communicated   orally  or  via  email.   The
                                    Trading  Department  will  maintain a log of
                                    all   requests   for   approval   as   coded
                                    confidential  records  of the firm.  Private
                                    placements  (including  both  securities and
                                    partnership   interests)   are   subject  to
                                    special   clearance   by  the   Director  of
                                    Regulatory  Affairs,  Director of Enterprise
                                    Risk Management or the General Counsel, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days.

                                    CLEARANCE     FOR    PERSONAL     SECURITIES
                                    TRANSACTIONS FOR PUBLICLY TRADED  SECURITIES
                                    WILL BE IN EFFECT FOR ONE  TRADING DAY ONLY.
                                    THIS "ONE TRADING DAY" POLICY IS INTERPRETED
                                    AS FOLLOWS:
                                    O IF CLEARANCE IS GRANTED AT A TIME WHEN THE
                                      PRINCIPAL  MARKET  IN WHICH  THE  SECURITY
                                      TRADES IS OPEN, CLEARANCE IS EFFECTIVE FOR
                                      THE REMAINDER  OF  THAT  TRADING DAY UNTIL
                                      THE   OPENING   OF  THAT  MARKET   ON  THE
                                      FOLLOWING DAY.
                                    O IF CLEARANCE IS GRANTED AT A TIME WHEN THE
                                      PRINCIPAL MARKET  IN  WHICH  THE  SECURITY
                                      TRADES IS CLOSED, CLEARANCE  IS  EFFECTIVE
                                      FOR THE NEXT TRADING DAY UNTIL THE OPENING
                                      OF THAT MARKET ON THE FOLLOWING DAY.

----------------------------------  --------------------------------------------
FILING OF REPORTS                   Records of personal securities transactions
                                    by  Employees   will  be   maintained.   All
                                    Employees   are  subject  to  the  following
                                    reporting requirements:

                                    1
                                    Duplicate Brokerage Confirmations
                                    All Employees must require their  securities
                                    brokers to send duplicate  confirmations  of
                                    their   securities   transactions   to   the
                                    Regulatory  Affairs  Department.   Brokerage
                                    firms  are   accustomed  to  providing  this
                                    service. Please contact Regulatory Affairs to obtain a form letter to request this service. Each employee must return to the Regulatory Affairs Department a completed form for each brokerage account that is used for personal securities transactions of the Employee. Employees should NOT send the completed forms to their brokers directly.

                                    The form must be  completed  and returned to
                                    the Regulatory  Affairs  Department prior to
                                    any  transactions   being  placed  with  the
                                    broker.  The Regulatory  Affairs  Department
                                    will  process the request in order to assure
                                    delivery  of the  confirms  directly  to the
                                    Department     and    to    preserve     the
                                    confidentiality  of this  information.  When
                                    possible,   the   transaction   confirmation
                                    filing  requirement  will  be  satisfied  by
                                    electronic     filings    from    securities
                                    depositories.

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

                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    2
                                    Filing of Quarterly Report of all "Personal
                                     Securities Transactions"
                                    SEC rules require that a quarterly record of
                                    all  personal  securities   transactions  be
                                    submitted  by  each  person  subject  to the
                                    Code's  requirements and that this record be
                                    available  for  inspection.  To comply  with
                                    these  rules,  every  Employee  must  file a
                                    quarterly  personal  securities  transaction
                                    report within 10 calendar days after the end
                                    of each calendar quarter.  Reports are filed
                                    electronically    utilizing    the    firm's
                                    proprietary Personal Securities  Transaction
                                    Reporting  System (PSTRS)  accessible to all
                                    Employees  via  the  Wellington   Management
                                    Intranet.

                                    At  the  end  of  each   calendar   quarter,
                                    Employees will be notified of the filing requirement. Employees are responsible for submitting the quarterly report within the deadline established in the notice.

                                    Transactions during the quarter indicated on
                                    brokerage    confirmations   or   electronic
                                    filings are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker submitting confirmations must be entered manually. All Employees are required to submit a quarterly report, even if there were no reportable transactions during the quarter.

                                    Employees  must also provide  information on
                                    any new brokerage account established during
                                    the  quarter   including  the  name  of  the
                                    broker, dealer or bank and the date the account was established.

                                    IMPORTANT  NOTE:  The quarterly  report must
                                    include  the  required  information  for all
                                    "personal   securities    transactions"   as
                                    defined  above,   except   transactions   in
                                    open-end   mutual   funds,    money   market
                                    securities,  US Government  securities,  and
                                    futures   and   options  on  futures  on  US
                                    government    securities.     Non-volitional
                                    transactions   and  those   resulting   from
                                    corporate actions must also be reported even though preclearance is not required and the nature of the transaction must be clearly specified in the report.

                                    3
                                    Certification of Compliance
                                    As part of the quarterly reporting process on PSTRS, Employees are required to confirm their compliance with the provisions of this Code of Ethics.

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                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    4
                                    Filing of Personal Holding Report
                                    Annually, all Employees must file a schedule
                                    indicating    their   personal    securities
                                    holdings as of December 31 of each year by the following January 30. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are those which must be reported as indicated in the prior paragraph. Newly hired Employees are required to file a holding report within ten (10) days of joining the firm. Employees may indicate securities held in a brokerage account by attaching an account statement, but are not required to do so, since these statements contain additional information not required by the holding report.

                                    5
                                    Review of Reports
                                    All reports  filed in  accordance  with this
                                    section   will  be   maintained   and   kept
                                    confidential   by  the  Regulatory   Affairs
                                    Department. Reports will be reviewed by the Director of Regulatory Affairs or personnel designated by her for this purpose.

----------------------------------  --------------------------------------------
RESTRICTIONS ON                     While all personal  securities  transactions
"PERSONAL SECURITIES                must be  cleared  prior to  execution,  the
TRANSACTIONS"                       following   guidelines     indicate    which
                                    transactions     will     be     prohibited,
                                    discouraged,  or subject to nearly automatic
                                    clearance.   The   clearance   of   personal
                                    securities transactions may also depend upon
                                    other circumstances, including the timing of
                                    the   proposed   transaction   relative   to
                                    transactions by our investment counseling or
                                    investment  company  clients;  the nature of
                                    the securities  and the parties  involved in
                                    the  transaction;   and  the  percentage  of
                                    securities   involved  in  the   transaction
                                    relative to ownership  by clients.  The word
                                    "clients" refers  collectively to investment
                                    company  clients  and  counseling   clients.
                                    Employees are expected to be particularly sensitive to meeting the spirit as well as the letter of these restrictions.

                                    Please note that these restrictions apply in
                                    the case of debt  securities to the specific
                                    issue and in the case of common  stock,  not
                                    only  to  the  common  stock,   but  to  any
                                    equity-related  security  of the same issuer
                                    including    preferred    stock,    options,
                                    warrants,  and  convertible  bonds.  Also, a
                                    gift or transfer from you (an Employee) to a
                                    third   party  shall  be  subject  to  these
                                    restrictions, unless the donee or transferee represents that he or she has no present intention of selling the donated security.

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                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    1
                                    No   Employee   may   engage   in   personal
                                    transactions involving any securities which are:

                                    o being bought or sold on behalf  of clients
                                      until one trading day after such buying or
                                      selling  is  completed  or  canceled.   In
                                      addition, no Portfolio Manager may  engage
                                      in a  personal  transaction involving  any
                                      security  for  7 days prior to, and 7 days
                                      following,  a  transaction  in  the   same
                                      security for a client  account managed  by
                                      that Portfolio  Manager  without a special
                                      exemption.    See  "Exemptive  Procedures"
                                      below.   Portfolio  Managers  include  all
                                      designated  portfolio  managers and others
                                      who   have   direct   authority   to  make
                                      investment   decisions   to  buy  or  sell
                                      securities,   such  as   investment   team
                                      members and analysts  involved in Research
                                      Equity  portfolios.  All Employees who are
                                      considered  Portfolio  Managers will be so
                                      notified   by   the   Regulatory   Affairs
                                      Department.

                                    o the subject of a  new  or  changed  action
                                      recommendation  from  a  research  analyst
                                      until  10  business  days   following  the
                                      issuance of such recommendation;

                                    o the subject of a reiterated  but unchanged
                                      recommendation from a research analyst until 2 business days following reissuance of the recommendation

                                    o actively contemplated for transactions  on
                                      behalf of  clients,  even though no buy or
                                      sell   orders  have  been   placed.   This
                                      restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.

                                    2
                                    The  Code  of  Ethics  strongly  discourages
                                    short   term   trading  by   Employees.   In
                                    addition, no Employee may take a "short term
                                    trading"  profit in a security,  which means
                                    the sale of a security at a gain (or closing
                                    of a short  position  at a gain)  within  60
                                    days  of its  purchase,  without  a  special
                                    exemption.  See "Exemptive Procedures".  The
                                    60  day   prohibition   does  not  apply  to
                                    transactions  resulting  in a  loss,  nor to
                                    futures or options on futures on broad-based
                                    securities    indexes   or   US   government
                                    securities.

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                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    3
                                    No  Employee   engaged  in  equity  or  bond
                                    trading may engage in personal  transactions
                                    involving  any  equity   securities  of  any
                                    company whose primary business is that of a broker/dealer.

                                    4
                                    Subject  to   preclearance,   Employees  may
                                    engage in short sales,  options,  and margin
                                    transactions,   but  such  transactions  are
                                    strongly  discouraged,  particularly  due to
                                    the  60   day   short   term   profit-taking
                                    prohibition.  Any Employee  engaging in such
                                    transactions   should  also   recognize  the
                                    danger of being  "frozen"  or  subject  to a
                                    forced  close  out  because  of the  general
                                    restrictions   which   apply   to   personal
                                    transactions  as noted  above.  In  specific
                                    case of hardship an exception may be granted
                                    by the Director of Regulatory Affairs or her
                                    designee   upon   approval   of  the  Ethics
                                    Committee   with  respect  to  an  otherwise
                                    "frozen" transaction.

                                    5
                                    No   Employee   may   engage   in   personal
                                    transactions  involving  the purchase of any
                                    security on an initial public offering. This
                                    restriction   also   includes   new   issues
                                    resulting    from    spin-offs,    municipal
                                    securities and thrift conversions,  although
                                    in  limited   cases  the  purchase  of  such
                                    securities in an offering may be approved by
                                    the  Director of  Regulatory  Affairs or her
                                    designee  upon   determining  that  approval
                                    would not violate any policy reflected in this Code. This restriction does not apply to open-end mutual funds, U. S. government issues or money market investments.

                                    6
                                    EMPLOYEES  MAY NOT  PURCHASE  SECURITIES  IN
                                    PRIVATE  PLACEMENTS  UNLESS  APPROVAL OF THE
                                    DIRECTOR OF REGULATORY AFFAIRS,  DIRECTOR OF
                                    ENTERPRISE  RISK  MANAGEMENT  OR THE GENERAL
                                    COUNSEL  HAS BEEN  OBTAINED.  This  approval
                                    will be based upon a determination  that the
                                    investment  opportunity need not be reserved
                                    for clients,  that the Employee is not being
                                    offered the  investment  opportunity  due to
                                    his  or  her  employment   with   Wellington
                                    Management and other  relevant  factors on a
                                    case-by-case  basis.  If  the  Employee  has
                                    portfolio  management or securities analysis
                                    responsibilities  and is granted approval to
                                    purchase a private placement, he or she must
                                    disclose the privately  placed holding later
                                    if  asked  to  evaluate  the  issuer  of the
                                    security.   An  independent  review  of  the
                                    Employee's analytical work or decision to purchase the security for a client account will then be performed by another investment professional with no personal interest in the transaction.

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                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
GIFTS AND OTHER                     Employees should not seek, accept  or  offer
SENSITIVE PAYMENTS                  any gifts or  favors  of more  than  minimal
                                    value  or  any  preferential   treatment  in
                                    dealings  with  any  client,  broker/dealer,
                                    portfolio company,  financial institution or
                                    any  other  organization  with whom the firm
                                    transacts business. Occasional participation
                                    in  lunches,   dinners,   cocktail  parties,
                                    sporting  activities  or similar  gatherings
                                    conducted  for  business  purposes  are  not
                                    prohibited. However, for both the Employee's
                                    protection  and  that  of  the  firm  it  is
                                    extremely important that even the appearance
                                    of  a  possible   conflict  of  interest  be
                                    avoided. Extreme caution is to be exercised in any instance in which business related travel and lodgings are paid for other than by Wellington Management, and prior approval must be obtained from the Regulatory Affairs
                                    Department.

                                    Any  question  as to the  propriety  of such
                                    situations  should  be  discussed  with  the
                                    Regulatory   Affairs   Department   and  any
                                    incident in which an Employee is  encouraged
                                    to  violate  these   provisions   should  be
                                    reported immediately.  An explanation of all
                                    extraordinary  travel,  lodging  and related
                                    meals and entertainment is to be reported in
                                    a  brief   memorandum  to  the  Director  of
                                    Regulatory Affairs.

                                    Employees must not participate individually or on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

                                    1
                                    Use  of  the  firm's  funds  for   political
                                    purposes.

                                    2
                                    Payment or receipt of bribes,  kickbacks, or
                                    payment or receipt of any other  amount with
                                    an  understanding  that  part or all of such
                                    amount will be refunded  or  delivered  to a
                                    third   party  in   violation   of  any  law
                                    applicable to the transaction.

                                    3
                                    Payments   to   government    officials   or
                                    employees (other than disbursements in the ordinary course of business for such legal purposes as payment of taxes).

                                    4
                                    Payment of compensation or fees in a manner the purpose of which is to assist the recipient to evade taxes, federal or state law, or other valid charges or restrictions applicable to such payment.

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                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    5
                                    Use of the  funds or  assets  of the firm or
                                    any  subsidiary  for any other  unlawful  or
                                    improper purpose.
----------------------------------  --------------------------------------------
OTHER CONFLICTS                     Employees should also  be  aware that  areas
OF INTEREST                         other than personal  securities transactions
                                    or gifts and sensitive  payments may involve
                                    conflicts of interest.  The following should
                                    be  regarded   as  examples  of   situations
                                    involving real or potential conflicts rather than a complete list of situations to avoid.

                                    "INSIDE INFORMATION"
                                    Specific  reference  is made  to the  firm's
                                    policy  on the use of  "inside  information"
                                    which   applies   to   personal   securities
                                    transactions    as   well   as   to   client
                                    transactions.

                                    USE OF INFORMATION
                                    Information   acquired  in  connection  with
                                    employment  by the  organization  may not be
                                    used in any way which  might be  contrary to
                                    or in  competition  with  the  interests  of
                                    clients. Employees are reminded that certain
                                    clients  have  specifically  required  their
                                    relationship   with   us   to   be   treated
                                    confidentially.

                                    DISCLOSURE OF INFORMATION
                                    Information regarding actual or contemplated investment decisions, research priorities or client interests should not be disclosed to persons outside our organization and in no way can be used for personal gain.

                                    OUTSIDE ACTIVITIES
                                    All    outside    relationships    such   as
                                    directorships or trusteeships of any kind or
                                    membership   in   investment   organizations
                                    (e.g.,  an investment  club) must be cleared
                                    by the Director of Regulatory  Affairs prior
                                    to the  acceptance of such a position.  As a
                                    general     matter,     directorships     in
                                    unaffiliated  public  companies or companies
                                    which may  reasonably  be expected to become
                                    public  companies  will  not  be  authorized
                                    because of the potential for conflicts which
                                    may  impede  our  freedom to act in the best
                                    interests    of   clients.    Service   with
                                    charitable  organizations  generally will be
                                    authorized,    subject   to   considerations
                                    related to time required during working hours and use of proprietary information.

                                    EXEMPTIVE PROCEDURE
                                    The  Director  of  Regulatory  Affairs,  the
                                    Director of Enterprise Risk Management,  the
                                    General Counsel or the Ethics Committee can grant exemptions from the personal trading restrictions in this Code upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or

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                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    violate  any other  policy  embodied in this
                                    Code.  Factors to be considered may include:
                                    the  size   and   holding   period   of  the
                                    Employee's  position  in the  security,  the
                                    market  capitalization  of the  issuer,  the
                                    liquidity  of the  security,  the reason for
                                    the Employee's  requested  transaction,  the
                                    amount and  timing of client  trading in the
                                    same  or  a  related  security,   and  other
                                    relevant factors.

                                    Any  Employee  wishing an  exemption  should
                                    submit a written  request to the Director of
                                    Regulatory   Affairs   setting   forth   the
                                    pertinent facts and reasons why the employee
                                    believes  that  the   exemption   should  be
                                    granted.   Employees  are   cautioned   that
                                    exemptions are intended to be exceptions, and repetitive exemptive applications by an Employee will not be well received.

                                    Records of the  approval of  exemptions  and
                                    the reasons for granting  exemptions will be
                                    maintained   by   the   Regulatory   Affairs
                                    Department.

----------------------------------  --------------------------------------------
COMPLIANCE WITH THE                 Adherence   to   the  Code  of   Ethics   is
CODE OF ETHICS                      considered  a  basic condition of employment
                                    with our organization.  The Ethics Committee
                                    monitors   compliance   with  the  Code  and
                                    reviews violations of the Code to determine what action or sanctions are appropriate.

                                    Violations  of  the   provisions   regarding
                                    personal   trading  will   presumptively  be
                                    subject to being  reversed  in the case of a
                                    violative  purchase,  and to disgorgement of
                                    any profit  realized  from the position (net
                                    of transaction costs and capital gains taxes
                                    payable with respect to the  transaction) by
                                    payment   of  the   profit  to  any   client
                                    disadvantaged  by the  transaction,  or to a
                                    charitable  organization,  as  determined by
                                    the Ethics  Committee,  unless the  Employee
                                    establishes  to  the   satisfaction  of  the
                                    Ethics  Committee  that under the particular
                                    circumstances   disgorgement   would  be  an
                                    unreasonable remedy for the violation.

                                    Violations of the Code of Ethics may also adversely affect an Employee's career with Wellington Management with respect to such matters as compensation and advancement.

                                    Employees  must  recognize  that  a  serious
                                    violation  of the Code of Ethics or  related
                                    policies  may  result,  at  a  minimum,   in
                                    immediate  dismissal.  Since many provisions
                                    of  the   Code  of   Ethics   also   reflect
                                    provisions  of  the  US   securities   laws,
                                    Employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines and penalties, and imprisonment.

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                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    Again,  Wellington  Management would like to
                                    emphasize the importance of obtaining  prior
                                    clearance   of   all   personal   securities
                                    transactions,       avoiding      prohibited
                                    transactions, filing all required reports promptly and avoiding other situations which might involve even an apparent conflict of interest. Questions regarding interpretation of this policy or questions related to specific situations should be directed to the Regulatory Affairs Department or Ethics Committee.

                                    Revised: March 1, 2000





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